Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Neoprobe Corporation:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG, LLP

Columbus, Ohio
December 6, 2006